Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

1.Registration statements (Form F-3 Nos. 333-266228, 333-266930, 333-271343 and 333-274862) of Pagaya Technologies Ltd.,

2.Registration statements (Form S-8 Nos. 333-265739 and 333-274540) pertaining to the 2016 Equity Incentive Plan, Stock Option Sub-Plan for United States Persons to the 2016 Equity Incentive Plan, 2021 Equity Incentive Plan, Stock Option Sub-Plan for United States Persons to the 2021 Equity Incentive Plan, 2022 Share Incentive Plan and Sub-Plan for Israeli Participants to the 2022 Share Incentive Plan, and the 2023 Employee Stock Purchase Plan of Pagaya Technologies Ltd.;

of our report dated March 8, 2024, with respect to the consolidated financial statements of Pagaya Technologies Ltd., included in this Annual Report (Form 20-F) of Pagaya Technologies Ltd. for the year ended December 31, 2023.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
March 8, 2024	A Member of EY Global